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Exhibit 11.  Statement re Computation of per share earnings

THREE MONTHS ENDED SEPTEMBER 30, 2004

BASIC EARNINGS PER SHARE:

Net Income                                           $976,439          =        $0.65
------------------------------------------------     ---------
Weighted Average Number of Common Shares             1,499,574

DILUTED EARNINGS PER SHARE:

Net Income                                           $976,439          =        $976,439   =  $0.64
------------------------------------------------     ---------------            ---------
Weighted Average Number of Common Shares             1,499,574+9,845            1,509,419
Adjusted for Effect of Outstanding Options

NINE MONTHS ENDED SEPTEMBER 30, 2004

BASIC EARNINGS PER SHARE:

Net Income                                           $2,453,827        =        $1.64
------------------------------------------------     --------------
Weighted Average Number of Common Shares             1,499,574

DILUTED EARNINGS PER SHARE:

Net Income                                           $2,453,827        =        $2,453,827 =  $1.62
------------------------------------------------     ---------------            ---------
Weighted Average Number of Common Shares             1,499,574+11,844           1,511,418
Adjusted for Effect of Outstanding Options
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